UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2023 (November 19, 2023)

PROKIDNEY CORP.

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	001-40560	98-1586514
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Frontis Plaza Blvd. Suite 250 Winston-Salem, North Carolina	27103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 336 999-7029

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, $0.0001 par value per share	PROK	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On November 19, 2023, ProKidney Corp. (the “Company”) entered into a Share Repurchase Agreement (the “Share Repurchase Agreement”) with SC PIPE Holdings LLC and SC Master Holdings, LLC (the “Selling Shareholders”), pursuant to which the Company agreed to repurchase an aggregate of its 7,256,367 Class A ordinary shares, par value $0.0001 per share from the Selling Shareholders for a purchase price per share of $1.309 (the “Share Repurchase”). The aggregate price to be paid by the Company in the Share Repurchase is approximately $9.5 million. The Share Repurchase is expected to close on November 21, 2023. The Share Repurchase was unanimously approved by ProKidney’s Board of Directors.

The Share Repurchase was not made as part of any existing share repurchase program. ProKidney previously provided operating cash guidance of funding the Company into the fourth quarter of 2025, which remains unchanged.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements" within the meaning of the federal securities laws, including statements related to the Company’s expectations with respect to its fourth quarter guidance. These forward-looking statements generally are identified by the words “anticipate,” “believe,” “contemplate,” “seeks,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. The Company may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements, and you should not place undue reliance on such forward-looking statements. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the Share Repurchase may not be completed in a timely manner or at all, which may adversely affect the price of the Company’s securities, (ii) the lack of a third party valuation in determining whether or not to pursue the Share Repurchase, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Share Repurchase Agreement, (iv) the effect of the announcement or pendency of the Share Repurchase on the Company’s business relationships, operating results, and business generally, (v) risks that the Share Repurchase disrupts current plans and operations of the Company and potential difficulties in employee retention as a result of the Share Repurchase, (vi) the outcome of any legal proceedings that may be instituted against the Company related to the Share Repurchase Agreement or the Share Repurchase, (vii) the ability to maintain the listing of the Company’s securities on a national securities exchange, (viii) the price of the Company’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which the Company plans to operate or the Company operates, variations in operating performance across competitors, changes in laws and regulations affecting the Company’s business, and changes in the Company’s capital structure, (ix) the ability to implement business plans, forecasts, and other expectations after the completion of the Share Repurchase, and identify and realize additional opportunities and (x) the risk of downturns and a changing regulatory landscape in the highly competitive biotechnology industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Company’s annual report on Form 10-K/A for the year ended December 31, 2022, filed with the SEC on April 27, 2023, the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2023 filed with the SEC on November 14, 2023, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. The forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that the Company may make. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROKIDNEY CORP.

Date:	November 20, 2023	By:	/s/ James Coulston
James Coulston Chief Financial Officer